Exhibit 99.1
PetMeds® Announces Its Second Quarter Financial Results

Delray Beach, Florida, October 30, 2023, PetMed Express, Inc. (NASDAQ: PETS)(“PetMeds” or “Company”), Your Trusted Pet Health ExpertTM, today announced its financial results for its second quarter ended September 30, 2023.

Quarterly Highlights
•Net sales for the quarter ended September 30, 2023, were $71.0 million, compared to $65.4 million for the second quarter in the prior year, an increase of 9% year over year. The current quarter includes the results from the recent acquisition of PCRx.
•PetMeds reported an increase in new customers of 25% year over year for the quarter ended September 30, 2023, representing the fourth consecutive quarter of new customer growth. This includes new customers from the PetCareRx acquisition.
•Net loss for the quarter ended September 30, 2023 was $70 thousand, or $(0.00) per diluted share. This compares to net income of $2.6 million, or $0.13 diluted earnings per share, for the prior year quarter ended September 30, 2022.
•Adjusted EBITDA1 of $3.2 million for the current year quarter, compared to Adjusted EBITDA of $7.1 million, for the quarter ended September 30, 2022, a decrease of 55%. The decrease was due to incremental G&A in part due to the acquisition as well as strategic investments in PetMeds legacy third party expenses and net advertising expenses partially offset by increased gross profit and other income.

"We are excited to see the business continue to positively evolve into a recurring revenue business driven by our AutoShip & Save and PetPlus programs, which represented 51% of revenue during the quarter, up from 39% at the same time last year,” said Matt Hulett, CEO and President. “PetMeds is focused on integrating and executing our newly acquired partnerships and assets to provide more value to our customers, which will also help strengthen our positioning in the pet health space, including our core PetMeds medication customer base.”

Capital Allocation
The Board of Directors and management have made a decision to suspend the quarterly dividend. This will allow the Company to invest directly in the business with a focus on organic and inorganic growth initiatives.The declaration and payment of future dividends, if any, is discretionary and will be subject to the determination by the Board of Directors.

Discussing the updated capital allocation strategy, Mr. Hulett stated, “Today's announced change in capital allocation follows a thorough and detailed analysis by our Board of Directors along with the management team. By suspending the quarterly dividend, we have the opportunity to invest the company’s cash flow in projects and initiatives that we believe will yield higher returns. The pet care industry continues to grow and evolve and we believe we have opportunities to take advantage of that growth and drive higher returns to our shareholders.”
This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, October 30, 2023
Public call dial in (877) 407-0791 (toll free) or (201) 689-8563.
Webcast stream link: https://investors.petmeds.com/overview/default.aspx for those who wish to stream the call via webcast.
Replay: Available until November 13, 2023, at 11:59 P.M Eastern Time.
To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13741999.
Founded in 1996, PetMeds is Your Trusted Pet Health Expert™, providing prescription and non-prescription medications, food, supplements, supplies and vet services for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.
This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Exhibit 99.1 Page 1 of 7

materially from those indicated by such “forward-looking” statements are set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Qs and its Annual Reports on Form 10-K.

PETMEDS INVESTOR RELATIONS CONTACT
Brian M. Prenoveau, CFA
MZ Group
561-489-5315
investor@petmeds.com

PETMEDS MEDIA CONTACT
Mary Eva Tredway
Butin PR
maryeva@butinpr.com
Exhibit 99.1 Page 2 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2023	March 31, 2023
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$53,471	$104,086
Accounts receivable, less allowance for doubtful accounts of $44 and$35, respectively	2,174	1,740
Inventories - finished goods	18,902	19,023
Prepaid expenses and other current assets	9,656	4,719
Prepaid income taxes	1,457	1,883
Total current assets	85,660	131,451

Noncurrent assets:
Property and equipment, net	26,968	26,178
Intangible and other assets, net	17,181	5,860
Goodwill	22,451	–
Operating lease right-of-use assets, net	1,826	–
Deferred tax assets, net	5,185	628
Total noncurrent assets	73,611	32,666

Total assets	$159,271	$164,117

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$25,379	$25,208
Accrued expenses and other current liabilities	10,986	11,289
Current lease liabilities	757	–
Deferred revenue	3,573	–
Total current liabilities	40,695	36,497

Long-term lease liabilities	1,080	–
Other long-term liabilities	3,825	3,825

Total liabilities	45,600	40,322

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized; 2,500 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000,000 shares authorized; 21,147,006 and 21,084,302 shares issued and outstanding, respectively	21	21
Additional paid-in capital	21,765	18,277
Retained earnings	91,876	105,488

Total shareholders' equity	113,671	123,795

Total liabilities and shareholders' equity	$159,271	$164,117
Exhibit 99.1 Page 3 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except for share and per share amounts) (Unaudited)

	Three Months Ended September 30,			Six Months Ended September 30,
	2023		2022	2023	2022

Sales	$70,999	$70,187	$65,394	$149,243	$135,581
Cost of sales	50,937		46,943	106,655	97,187

Gross profit	20,062		18,451	42,588	38,394

Operating expenses:
General and administrative	13,278		10,753	28,989	20,104
Advertising	5,512		3,879	12,777	10,228
Depreciation and amortization	1,713		858	3,391	1,611
Total operating expenses	20,503		15,490	45,157	31,943

(Loss) income from operations	(441)		2,961	(2,569)	6,451

Other income:
Interest income, net	570		388	1,190	505
Other, net	254		261	760	459
Total other income	824		649	1,950	964

Income (loss) before provision for income taxes	383		3,610	(619)	7,415

Provision for income taxes	453		1,031	338	2,061

Net (loss) income	$(70)		$2,579	$(957)	$5,354

Net (loss) income per common share:
Basic	$(0.00)		$0.13	$(0.05)	$0.26
Diluted	$(0.00)		$0.13	$(0.05)	$0.26

Weighted average number of common shares outstanding:
Basic	20,382,979		20,261,114	20,357,752	20,234,904
Diluted	20,382,979		20,343,980	20,357,752	20,317,522

Cash dividends declared per common share	$0.30		$0.30	$0.60	$0.60
Exhibit 99.1 Page 4 of 7

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(957)	$5,354
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,391	1,611
Share based compensation	3,489	3,217
Deferred income taxes	(81)	(389)
Bad debt expense	36	66
(Increase) decrease in operating assets and increase (decrease) in operating liabilities:
Accounts receivable	(345)	257
Inventories - finished goods	3,237	(1,567)
Prepaid income taxes	426	86
Prepaid expenses and other current assets	(3,516)	(597)
Operating lease right-of-use assets, net	394	–
Accounts payable	(5,542)	(3,520)
Accrued expenses and other current liabilities	(943)	590
Lease liabilities	(383)	–
Deferred revenue	579	–
Income taxes payable	–	–
Net cash (used in) provided by operating activities	$(215)	$5,108

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	–	(5,000)
Acquisition of PetCareRx, net of cash acquired	(35,859)	–
Purchases of property and equipment	(2,137)	(2,336)
Net cash used in investing activities	$(37,996)	$(7,336)

Cash flows from financing activities:
Dividends paid	(12,404)	(12,306)
Net cash used in financing activities	$(12,404)	$(12,306)

Net decrease in cash and cash equivalents	(50,615)	(14,534)
Cash and cash equivalents, at beginning of period	104,086	111,080

Cash and cash equivalents, at end of period	$53,471	$96,546

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$–	$2,560

Dividends payable in accrued expenses	$1,513	$856
Exhibit 99.1 Page 5 of 7

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation and amortization; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation and amortization from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.
Exhibit 99.1 Page 6 of 7

Because of these and other limitations, adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results.

The following table presents a reconciliation of net income, the most directly comparable GAAP measure to adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended
($ in thousands, except percentages)	September 30, 2023	September 30, 2022	$ Change	% Change

Consolidated Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:

Net (loss) income	$(70)	$2,579	$(2,649)	(103)%

Add (subtract):
Share-based Compensation	$1,729	$1,682	$47	3%
Income Taxes	$453	$1,031	$(578)	(56)%
Depreciation and Amortization	$1,713	$858	$855	100%
Interest Income, net	$(570)	$(388)	$(182)	47%
Acquisition/Partnership Transactions and Other Items	$168	$–	$168	n/m
Employee Severance	$15	$364	$(349)	(96)%
State Sales Tax Accrual	$(268)	$925	$(1,193)	(129)%
Adjusted EBITDA	$3,170	$7,051	$(3,881)	(55)%

	Six Months Ended
($ in thousands, except percentages)	September 30, 2023	September 30, 2022	$ Change	% Change

Consolidated Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA:

Net (loss) income	$(957)	$5,354	$(6,311)	(118)%

Add (subtract):
Share-based Compensation	$3,489	$3,218	$271	8%
Income Taxes	$338	$2,061	$(1,723)	(84)%
Depreciation and Amortization	$3,391	$1,611	$1,780	110%
Interest Income, net	$(1,190)	$(505)	$(685)	136%
Acquisition/Partnership Transactions and Other Items	$1,294	$355	$939	265%
Employee Severance	$408	$364	$44	12%
State Sales Tax Accrual	$(268)	$925	$(1,193)	n/m
Adjusted EBITDA	$6,505	$13,383	$(6,878)	(51)%
Exhibit 99.1 Page 7 of 7